Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 23, 2023, with respect to the consolidated financial statements of Hersha Hospitality Trust, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 30, 2023